Exhibit 32(a)


            CERTIFICATION OF CHIEF EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the IGENE Biotechnology, Inc. (the "Company") Quarterly Report on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen F. Hiu, President of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1).     The  Report fully complies with the requirements of
              Section  13(a) or  15(d) of the Securities Exchange
              Act of 1934, as amended; and

     (2).     The  information  contained in  the  Report  fairly
              presents,   in    all    material   respects,   the
              financial condition and results of operations of the Company.


Date: August 13, 2004                By:  /s/ STEPHEN F. HIU
                                          _______________________
                                              STEPHEN F. HIU
                                              President



A  signed  original of this written statement required by Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.